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                                                                    EXHIBIT 10.4


                            STOCK PURCHASE AGREEMENT


         Stock Purchase Agreement, dated as of April 27, 2000 (this "Agreement"), among FNC Holdings Inc., a New York Corporation (the "Seller"), Cypress Merchant Banking Partners, L.P., a Delaware limited partnership ("CMBP"), and Cypress Garden Ltd., a Cayman Islands exempted company with limited liability ("Cypress Garden"; together with CMBP, the "Cypress Entities").

                                    WITNESSETH:

         WHEREAS, on the Closing Date (defined below), the Cypress Entities desire to make an additional investment in the Seller, through the purchase from the Seller of 2,801,204 shares of its common stock, par value $1.00 per share (the "Stock"); and

         WHEREAS, the Seller has agreed to sell to the Cypress Entities, and the Cypress Entities have agreed to purchase from the Seller, such shares of Stock, all pursuant to the terms and conditions of this Agreement; and

         WHEREAS, the Seller and the Cypress Entities desire to set forth herein certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the transactions contemplated hereby; and

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. For purposes of this Agreement, the term:

         "Closing" is defined in Section 3.

         "Closing Date" is defined in Section 3.

         "Governmental Entity" means any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

         "Lien" means any mortgage, chattel mortgage, deed of trust, pledge, claim, charge, attachment, security interest, financing statement, encumbrance, lien, easement, restriction, judgment, segregation, charge, deposit arrangement, conditional sales contract or other contractual restriction of any nature whatsoever upon any of the assets of any Person.




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                  "Person" means an individual, corporation, partnership,
         limited liability company, joint venture, association, trust, governmental authority or body, unincorporated organization, other entity or group.

         SECTION 2. Purchase of Stock. (a) On the terms and subject to the conditions of this Agreement, the Seller shall, at the Closing and on the Closing Date, sell, transfer, convey and deliver to CMBP, and CMBP shall purchase from the Seller, 2,663,282 shares of Stock (the "CMBP Purchased Stock") for the cash purchase price of $14,261,449.85 (the "CMBP Purchase Price").

         (b) On the terms and subject to the conditions of this Agreement, the Seller shall, at the Closing and on the Closing Date, sell, transfer, convey and deliver to Cypress Garden, and Cypress Garden shall purchase from the Seller, 137,922 shares of Stock (the "Cypress Garden Purchased Stock") for the cash purchase price of $738,550.15 (the "Cypress Garden Purchase Price").

         (c) On the terms and subject to the conditions of this Agreement, at the Closing and on the Closing Date, (i) Cypress Garden shall pay, or cause to be paid, to the Seller by wire transfer in immediately available funds to one or more bank accounts designated by the Seller an aggregate amount equal to the Cypress Garden Purchase Price; (ii) CMBP shall pay, or cause to be paid, to the Seller by wire transfer in immediately available funds to one or more bank accounts designated by the Seller, an aggregate amount equal to the CMBP Purchase Price and (iii) the Seller shall deliver to the Cypress Entities (A) a certificate, registered in CMBP's name, representing the CMBP Purchased Stock and (B) a certificate, registered in Cypress Garden's name, representing the Cypress Garden Purchased Stock.

         SECTION 3. Closing Date. The closing (the "Closing") of the purchase and sale of the Stock provided for in Section 2 shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time, on April 27, 2000, or at such other place and time or on such other date as the parties may agree. The date on which the Closing occurs is herein called the "Closing Date".

         SECTION 4. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to each of the Cypress Entities as of the date hereof and as of the Closing on the Closing Date that:

                  (i) Execution and Validity of Agreement. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. The Seller has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by Cypress Entities, will constitute a legal, valid and binding agreement of the


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Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         (ii) No Conflict. The execution and delivery of this Agreement and the performance by the Seller of the transactions contemplated hereby will not (A) violate or conflict with any provision of the Seller's articles of incorporation, (B) result in the violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or obligation to which the Seller is a party or by which any of its properties or assets may be bound, (C) result in the creation of any Lien or the loss of any license or other contractual right with respect thereto, or (D) violate any provision of any law, order, writ, injunction, decree, statute, rule, judgment, decree, restriction or ruling of any Governmental Entity applicable to either of the Cypress Entities or their properties or assets.

         (iii) Consents and Approvals. No registration, filing, application, notice, consent, approval, order, qualification or waiver is required to be made, filed, given or obtained by the Seller with, to or from any Persons or Governmental Entity or private agencies in connection with the execution, delivery or performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby.

         (iv) Share Capital. The authorized capital stock of the Seller consists of 100,000,000 shares of common stock, of which 31,000,000 shares are outstanding (excluding shares to be purchased under this Agreement) and 69,000,000 shares are reserved for issuance. The CMBP Purchased Stock and the Cypress Garden Purchased Stock are duly authorized, validly issued, fully paid and non-assessable shares of the Seller.

         (b) The representations and warranties made by the Seller shall survive the closing of the transactions contemplated hereby.

         SECTION 5. Registration Rights. Seller hereby grants to each of CMBP and Cypress Garden the rights to have the Stock registered under the Securities Act of 1933 as provided in the Registration Rights Agreement entered into among Seller and the Cypress Entities as of December 23, 1997.

         SECTION 6. Further Actions. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.




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         SECTION 7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

         SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9. Miscellaneous. (a) Seller agrees that, whether or not the transactions contemplated by this Agreement are consummated, Seller will pay or cause to be paid all costs and expenses arising in connection with the preparation, execution, administration and enforcement of, and the preservation of rights under, this Agreement, and all taxes (other than taxes based on income), fees or other charges that may be payable in connection with the transactions contemplated hereby.

         (b) Whether or not the transactions contemplated hereby are consummated, Seller agrees to indemnify and hold harmless each Cypress Entity and all limited and general partners or shareholders of each Cypress Entity from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against each Cypress Entity (or any partner or shareholder thereof) in any manner relating to or arising out of (i) such Cypress Entity's purchase and/or ownership of the Stock or (ii) any litigation to which such Cypress Entity (or any of its partners or shareholders) is made a party in its capacity as a shareholder or owner of securities (or a partner or shareholder of a shareholder or owner of securities) of Seller.

         (c) Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners nor the shareholders nor any future general or limited partner or shareholder of a Cypress Entity shall have any liability for performance of any obligation of a Cypress Entity under this Agreement in excess of the respective capital contribution of such general partner, limited partners or shareholders to such Cypress Entity.

         SECTION 10. Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 11. Successors and Assigns. This Agreement may be assigned by either Cypress Entity without the prior written consent of the Seller. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

         SECTION 12. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.


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         SECTION 13. Submission To Jurisdiction. Each party hereto expressly waives its own jurisdiction or any other jurisdiction that would be available to it, and hereby expressly, irrevocably unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by courier (or any substantially similar form of delivery) to its address; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                    [Rest of page left blank intentionally.]



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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date first set forth above.

                          FNC HOLDINGS, INC.

                          By:      /s/ Joseph Baczko
                             ---------------------------------------------------
                               Name: Joseph Baczko
                               Title: Chief Executive Officer



                          CYPRESS MERCHANT BANKING PARTNER,
                          L.P.

                          By: Cypress Associates, L.P., as
                                   General Partner

                          By: The Cypress Group, L.L.C, as
                                   General Partner

                          By:     /s/ David P. Spalding
                             ---------------------------------------------------
                               Name: David P. Spalding
                               Title: Member



                          CYPRESS GARDEN LTD.

                          By:     /s/ David P. Spalding
                             ---------------------------------------------------
                               Name: David P. Spalding
                               Title: Director